THE GLENMEDE FUND, INC.
Registration No. 811-5577
FORM N-SAR
Annual Period Ended October 31, 2014

SUB-ITEM 77I: Terms of new or amended securities.

(b)
The response to sub-item 77I(b) with respect to Mid Cap Equity Portfolio shares is incorporated by reference herein to Registrant’s Post-Effective Amendment No. 65 filed with the Commission on September 30, 2014.

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